UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

February 28, 2022

Research Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other Jurisdiction of Incorporation)

1-39256	11-3797644
(Commission File Number)	(IRS Employer Identification No.)

N/A

(Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered
Common stock, $0.001 par value	RSSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Effective February 28, 2022, the Registrant and its wholly-owned subsidiary Reprints Desk, Inc. entered into a Fourth Amendment (the “Amendment”) to Amended and Restated Loan and Security Agreement dated December 31, 2017 (as amended to date, the “Loan Agreement) with Silicon Valley Bank. Pursuant to the Amendment the maturity date of the revolving line was extended to February 28, 2024; the interest rate was reduced to a floating per annum rate equal to (a) at all times when a Streamline Period (as defined in the Loan Agreement) is in effect, the greater of (i) 1% above the Prime Rate (as defined in the Loan Agreement) and (ii) 5%, and (b) at all times when a Streamline Period is not in effect, the greater of (i) 1.5% above the Prime Rate and (ii) 5.5%; the tangible net worth covenant was removed; and the Adjusted Quick Ratio (as defined in the Loan Agreement) for purposes of determining the effectiveness of a Streamline Period was increased to greater than 1.45 to 1.0.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: March 4, 2022	By:	/s/ William Nurthen
William Nurthen
Chief Financial Officer & Secretary